UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008 (November 21, 2008)

Jetronic Industries, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-04124	23-1364981
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 NW 65th Street, Suite 103, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954-934-9059

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2008, Jetronic Industries, Inc. (“Jetronic” “Company” or “we”) entered into a share exchange agreement (“Share Exchange Agreement”) with New Bastion Development, Inc. (“New Bastion”), whereby New Bastion will become the wholly owned subsidiary of Jetronic (the “Transaction”). The Share Exchange Agreement is attached hereto as Exhibit 10.1.

Pursuant to the Share Exchange Agreement, Jetronic shall acquire all of the outstanding capital stock of New Bastion in exchange for Jetronic’s common stock, par value $0.10 per share (“Common Stock”). The aggregate consideration for the Transaction will consist solely of Jetronic Common Stock. Upon completion of the Transaction, the capitalization of Jetronic shall consist of 19,476,946 shares of Common Stock outstanding, of which Jetronic’s shareholders shall retain approximately 9,587,500 shares of Common Stock, and New Bastion’s shareholders shall retain approximately 9,889,446 shares of Common Stock. New Bastion shall cancel all of the 15,750,000 shares of Jetronic Common Stock that was previously issued to New Bastion by Jetronic. New Bastion’s shareholders holding the 550 shares of Series A Convertible Preferred Stock shall retain such shares until such time that Jetronic’s capital structure will enable it to issue 550 shares of comparable preferred stock. The Transaction will be structured so as to qualify as a tax-free exchange under Section 368 of the Internal Revenue Code of 1986, as amended.

An information statement describing New Bastion, including unaudited financial statements, is attached as Exhibit 99.1 to our Form 8-K filed on October 28, 2008.

We do not expect a change in control of our Company to result from the closing of the Transaction.  New Bastion shares similar management with our Company. Patrick O’Keefe, our Director, President, Treasurer and Secretary is also a director of New Bastion, and Francis Proto, our Director and Chief Financial Officer, is also a  Director and Chief Financial Officer of New Bastion. Messrs. O’Keefe’s and Proto’s biographical information is contained within our Form 8-K filed on October 28, 2008.  Elliot Bellen, one of our affiliate shareholders, is the President, Treasurer and Director of New Bastion, which is our largest affiliate shareholder. Upon the closing of the Transaction, we expect to appoint Elliot Bellen to our board of directors, effective as of that date. Mr. Bellen’s biographical information is contained within the New Bastion information statement.

The closing of the Transaction is contemplated to occur on December 18, 2008, but remains subject to the conditions described in the Share Exchange Agreement, and it is anticipated that at that time, the Company will change its name to New Bastion Development, Inc.

Item 7.01

Regulation FD Disclosure

On November 24, 2008, the Company issued a press release reporting that it entered into a Share Exchange agreement with New Bastion. The full text of the press release is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit

 Description

10.1

Share Exchange Agreement

99.1

Information Statement – New Bastion Development, Inc. (incorporated by reference to Form 8-K filed on October 28, 2008).

99.2

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JETRONIC INDUSTRIES, INC.

By: /s/  Patrick O’Keefe_

Patrick O’Keefe,

President

Dated: November 24, 2008